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                                                                    Exhibit 99.1

                                                    NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

CONTACT:
Kathleen Holmes Robb
Mail.com, Inc.
Director, Investor Relations
212/425-4200 x376
kholmesrobb@staff.mail.com

                       MAIL.COM TO OFFER CONVERTIBLE NOTES

NEW YORK, NY--JANUARY 6, 2000--Mail.com, Inc. (NASDAQ: MAIL) today announced its intention to raise $100 million (excluding any over-allotments) through a 144A offering of convertible subordinated notes. The notes will be convertible, at the option of the holder, into shares of Mail.com's Class A common stock at a conversion price to be determined, and will be non-callable for three years.

Proceeds from the Rule 144A offering will be used to develop the Company's domain name properties and partially fund related acquisitions, finance international expansion, expand business outsourcing sales and marketing activities and fund other general corporate purposes.

The notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under such act.

THIS NEWS RELEASE MAY CONTAIN STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO THE FUTURE EVENTS OR THE FUTURE FINANCIAL RESULTS OF MAIL.COM. INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS WHICH COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED FROM SUCH FORWARD-LOOKING STATEMENTS, INCLUDING THE MATTERS SET FORTH IN MAIL.COM'S REPORTS AND DOCUMENTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.

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